EXHIBIT 23.1

DeGolyer and MacNaughton
4925 Greenville Avenue, Suite 400
One Energy Square
Dallas, Texas 75206

February 22, 2006

EOG Resources, Inc.
333 Clay Street, Suite
4200 Houston, Texas 77002

Gentlemen:

We hereby consent to the inclusion of references to our firm and to the opinions as mentioned below delivered to EOG Resources, Inc. (EOG) regarding our comparison of estimates prepared by us with those furnished to us by EOG of the proved oil, condensate, natural gas liquids, and natural gas reserves of certain selected properties owned by EOG in the section "Supplemental Information to Consolidated Financial Statements - Oil and Gas Producing Activities" in EOG's Annual Report on Form 10-K for the year ended December 31, 2005 to be filed with the United States Securities and Exchange Commission (SEC) on or about February 22, 2006 (the Form 10-K). The opinions are contained in our letter reports dated March 1, 2004, January 28, 2005, and January 30, 2006 for estimates as of December 31, 2003, December 31, 2004 and December 31, 2005, respectively. Additionally, we hereby consent to the incorporation by reference of such references to our firm and to our opinions in EOG's previously filed Registration Statement Nos. 33-48358, 33-52201, 33-58103, 33-62005, 333-09919, 333-20841, 333-18511, 333-31715, 333-44785, 333-69483, 333-46858, 333-62256, 333-63184, 333-84014, 333-88924 and 333-116701.

Very truly yours,

DeGOLYER and MacNAUGHTON